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                                                                   EXHIBIT 11(a)


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To The Pilots Funds:

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated October 21, 1996 incorporated by reference in Post-Effective Amendment No. 32 to Registration Statement File Nos. 2-78440 and 811-03517, respectively.


                                        /s/ Arthur Andersen LLP
                                        ------------------------
                                        ARTHUR ANDERSEN LLP


Boston Massachusetts
November 1, 1996